The Vermont Teddy Bear Co., Inc.

6655 Shelburne Road

Shelburne, VT 05482

April 29, 2005

URSA (VT) QRS 12-30, INC.

c/o W.P. Carey & Co., LLC,

50 Rockefeller Plaza, 2nd Floor

New York, NY 10020

Ladies and Gentlemen:

Reference is made to that certain Lease Agreement dated as of July 10, 1997 by and between THE VERMONT TEDDY BEAR CO., INC., a New York corporation ("Tenant") and URSA (VT) QRS 12-30, INC., a Vermont corporation ("Landlord") having an address c/o W.P. Carey & Co., LLC, 50 Rockefeller Plaza, 2nd Floor, New York, NY 10020 for property situate in Shelburne, Vermont (the "Premises") which Lease Agreement was amended by that certain First Amendment to Lease Agreement between Landlord and Tenant and dated as of July 17, 2000, and further amended by that certain Second Amendment to Lease Agreement between Landlord and Tenant and dated as of April 18, 2002, and further amended by that certain Third Amendment to Lease Agreement between Landlord and Tenant and dated as of September 30, 2002, and further amended by that certain Fourth Amendment to Lease Agreement between Landlord and Tenant and dated as of August 29, 2003, and by that certain Fifth Amendment to Lease Agreement between Landlord and Tenant and dated as of December 28, 2004 (said Lease Agreement, as amended, is hereinafter referred to as the "Lease"). Capitalized terms used herein and not otherwise defined shall have the respective meanings given in the Lease.

The Tenant has informed the Landlord that it intends to enter into a settlement agreement in connection with a legal proceeding pending in the State of New York Supreme Court, County of New York (the "Action"), concerning a lease between the Tenant and 538 Madison Realty Company ("Madison Realty"). The proposed settlement provides for the Tenant to make a payment of not more than $1,150,000 on or before June 30, 2005 and a payment of not more than $1,200,000 on or before June 30, 2006. The Tenant hereby requests that the Landlord modify the definition of EBITDA in the Lease to add back the one-time charge of $2,350,000 expected to be taken as a result of payment to Madison Realty to settle the Action.

Upon your acceptance of this Letter and receipt of the consent of Banknorth, National Association, as Lender, the Tenant and Landlord hereby agree that, for purposes of calculating EBITDA (as defined in the Lease) when measuring, and determining the Tenant's compliance with, the Financial Covenants contained in Section 2 of Exhibit E of the Lease, for Tenant's fiscal years ending June 30, 2005 and ending June 30, 2006, respectively, the Tenant may add back to the calculation of net earnings the one-time charge of $2,350,000 to the extent such charge is directly attributable to payments to be made to Madison Realty to settle the Action, with the understanding that the Tenant's payment shall not exceed $1,150,000 during the Tenant's fiscal year ending June 30, 2005, and shall not exceed $1,200,000 during the Tenant's fiscal year ending June 30, 2006.

By this Letter, the Landlord does not waive the Tenant's obligations to comply with any other of the provisions, covenants and terms of the Lease, nor shall it constitute a waiver or release of any other right the Landlord may have under the Lease or otherwise at law or in equity. The Tenant acknowledges and agrees that (a) the provisions of the Lease, as modified herein, shall remain in full force and effect in accordance with its terms, which Lease is hereby ratified and confirmed, and (b) after giving effect to this Letter, no Event of Default under the Lease has occurred and is continuing

Tenant agrees to reimburse Landlord for its reasonable out-of-pocket expenses in connection with this Letter, including the reasonable fees, charges and disbursements of its counsel.

This Letter may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Letter by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Letter.

If the foregoing is acceptable to you, please indicate your acceptance by signing in the space provided below.

Sincerely,

THE VERMONT TEDDY BEAR CO., INC.

By : /s/ Elisabeth B. Robert

Name: Elisabeth B. Robert

Title: President and duly authorized agent

ACKNOWLEDGED AND AGREED:

URSA (VT) 12-30, INC.

By: /s/ Johnathan R. Perry

Name: Johnathan R. Perry

Title: Second Vice President

APPROVED AND CONSENTED TO:

BANKNORTH, NATIONAL ASSOCIATION

By:_/s/ H. Ellery Perkinson

Name: H. Ellery Perkinson

Title: Vice President